Exhibit T3A-4

Colorado Secretary of State Date and Time: 04/18/2014 11:54 AM Document must be filed electronically. ID Number: 20141245317 Paper documents are not accepted. Fees & forms are subject to change. Document number: 20141245317 For more information or to print copies Amount Paid: $50.00 of filed documents, visit www.sos.state.co.us. ABOVE SPACE FOR OFFICE USE ONLY Articles of Organization filed pursuant to § 7-80-203 and § 7-80-204 of the Colorado Revised Statutes (C.R.S.) 1. The domestic entity name of the limited liability company is Beacon Holdings, LLC (The name of a limited liability company must contain the term or abbreviation “limited liability company”, “ltd. liability company”, “limited liability co.”, “ltd. liability co.”, “limited”, “l.l.c.”, “llc”, or “ltd.”. See §7-90-601, C.R.S.) (Caution: The use of certain terms or abbreviations are restricted by law. Read instructions for more information.) 2. The principal office address of the limited liability company’s initial principal office is  Street address 700 17th Street (Street number and name) Suite 2200 Denver CO 80202 (City) (State)   (ZIP/Postal Code) United States (Province –if applicable) (Country) Mailing address (leave blank if same as street address) (Street number and name or Post Office Box information) (City) (State) (ZIP/Postal Code) (Province – if applicable) (Country) 3. The registered agent name and registered agent address of the limited liability company’s initial registered agent are Name  (if an individual) (Last) (First) (Middle) (Suffix) or  (if an entity) TGS Management, LLC (Caution: Do not provide both an individual and an entity name.) Street address 700 17th Street (Street number and name) Suite 2200 Denver CO 80202 (City) (State)   (ZIP Code) Mailing address (leave blank if same as street address) (Street number and name or Post Office Box information)

CO (City) (State) (ZIP Code) (The following statement is adopted by marking the box.) ☑ The person appointed as registered agent has consented to being so appointed. 4. The true name and mailing address of the person forming the limited liability company are Name (if an individual) (Last) (First) (Middle) (Suffix) or  (if an entity) Spaulding Gomm, PC (Caution: Do not provide both an individual and an entity name.) Mailing address 1909 West State Rd (Street number and name or Post Office Box information) Suite 200 Pleasant Grove UT 84062 (City) (State) (ZIP/Postal Code) United States (Province –if applicable) (Country)  (If the following statement applies, adopt the statement by marking the box and include an attachment.) ☐ The limited liability company has one or more additional persons forming the limited liability company and the name and mailing address of each such person are stated in an attachment. 5. The management of the limited liability company is vested in ☑ (Mark the applicable box.) ☑ one or more managers. or 6. (The following statement is adopted by marking the box.) ☑ There is at least one member of the limited liability company. 7. (If the following statement applies, adopt the statement by marking the box and include an attachment.) ☐ This document contains additional information as provided by law. 8. (Caution: Leave blank if the document does not have a delayed effective date. Stating a delayed effective date has significant legal consequences. Read instructions before entering a date.) (If the following statement applies, adopt the statement by entering a date and, if applicable, time using the required format.) The delayed effective date and, if applicable, time of this document is/are (mm/dd/yyyy hour:minute am/pm) Notice: Causing this document to be delivered to the Secretary of State for filing shall constitute the affirmation or acknowledgment of each individual causing such delivery, under penalties of perjury, that the document is the individual’s act and deed, or that the individual in good faith believes the document is the act and deed of the person on whose behalf the individual is causing the document to be delivered for filing, taken in conformity with the requirements of part 3 of article 90 of title 7, C.R.S., the constituent documents, and the organic statutes, and that the individual in good faith believes the facts stated in the document are true and the document complies with the requirements of that Part, the constituent documents, and the organic statutes.

This perjury notice applies to each individual who causes this document to be delivered to the Secretary of State, whether or not such individual is named in the document as one who has caused it to be delivered. 9. The true name and mailing address of the individual causing the document to be delivered for filing are  (if an individual) Gomm Seth (Last) (First) (Middle) (Suffix) Mailing address 1909 West State Rd (Street number and name or Post Office Box information) Suite 200 Pleasant Grove UT 84062 (City) (State) (ZIP/Postal Code) United States (Province –if applicable) (Country) ☐ This document contains the true name and mailing address of one or more additional individuals causing the document to be delivered for filing. Disclaimer: This form/cover sheet, and any related instructions, are not intended to provide legal, business or tax advice, and are furnished without representation or warranty. While this form/cover sheet is believed to satisfy minimum legal requirements as of its revision date, compliance with applicable law, as the same may be amended from time to time, remains the responsibility of the user of this form/cover sheet. Questions should be addressed to the user’s legal, business or tax advisor(s).